                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Forest Laboratories, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified in its Charter)

________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement) Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(j)(3)
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    1)  Title of each class of securities to which transaction applies:
       _________________________________________________________________________
    2)  Aggregate number of securities to which transaction applies:
       _________________________________________________________________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
       _________________________________________________________________________
    4)  Proposed maximum aggregate value of transaction:
       _________________________________________________________________________
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
       _________________________________________________________________________
    2)  Form, Schedule or Registration Statement No.:
       _________________________________________________________________________
    3)  Filing Party:
       _________________________________________________________________________
    4)  Date Filed:
       _________________________________________________________________________

                           FOREST LABORATORIES, INC.

                                ----------------

                 NOTICE OF 1994 ANNUAL MEETING OF STOCKHOLDERS
                              --------------------

    The Annual Meeting of the Stockholders of Forest Laboratories, Inc. (the "Company") will be held on August 15, 1994 at 10:30 a.m., at Chemical Bank, 270 Park Avenue, New York, New York for the following purposes:

        1. To elect a Board of five Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

        2. To consider and vote upon a proposal to ratify the adoption by the Board of Directors of the 1994 Employee Stock Option Plan (Proposal
           2)

        3. To consider the appointment of BDO Seidman as the Company's independent auditors for the fiscal year ending March 31, 1995 (Proposal 3); and

        4. To transact such other business as may properly be brought before the Meeting.

    Stockholders of record at the close of business on June 24, 1994 shall be entitled to notice of and to vote at the Meeting. A copy of the Annual Report for the fiscal year ended March 31, 1994 is being mailed to stockholders simultaneously herewith.

    You are invited to attend the Meeting. Whether or not you plan to be present, kindly fill in and sign the enclosed proxy exactly as your name appears on your stock certificates, and mail it promptly in the enclosed return envelope in order that your vote can be recorded. This may save the Company the expense of further proxy solicitation.

                                          By order of the Board of Directors
                                          WILLIAM J. CANDEE, III,
                                          SECRETARY

June 30, 1994
New York, New York

                           FOREST LABORATORIES, INC.
                              150 EAST 58TH STREET
                         NEW YORK, NEW YORK 10155-0015

                            ------------------------

                                PROXY STATEMENT
                              --------------------

    Your proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting (the "Meeting") of Stockholders to be held on Monday, August 15, 1994, or any adjournment or adjournments thereof, for the purposes set forth in the attached Notice of Meeting. This Proxy Statement and form of proxy are being mailed to stockholders on or about June 30, 1994.

    Any stockholder giving a proxy may revoke it at any time prior to its use at the Meeting by giving written notice of revocation to the Secretary of the Company; mere attendance at the Meeting, without such notice, will not revoke the proxy. Properly executed proxies will be voted in the manner directed by a stockholder and, if no direction is made, will be voted for the election of each of the five management nominees for election as directors and in favor of the other proposals described herein.

    The Board of Directors does not intend to present at the Annual Meeting any matters other than those set forth in this Proxy Statement, nor does the Board of Directors know of any other matters which may come before the Meeting.
However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote it in accordance with their judgment.

    As of June 24, 1994, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 43,785,921 shares of the Company's common stock, par value $.10 per share (the "Common Stock") which is the only outstanding class of voting securities of the Company. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon.

    The Company's by-laws  provide that  stockholders holding  one-third of  the shares of Common Stock shall constitute a quorum at meetings of the stockholders. Shares represented in person or by proxy as to any matter will be counted toward the fulfillment of a quorum. The affirmative vote of a majority of the votes cast in person or by proxy is necessary for the election of directors. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy is necessary for the approval of Proposal 2 and 3.

    Votes at the Annual Meeting will be tabulated by two independent inspectors of election appointed by the Company or the Company's transfer agent. As the affirmative vote of a majority of votes cast is required for the election of directors, abstentions and broker non-votes will have no effect on the outcome of such election. As the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy is necessary for the approval of Proposals 2 and 3, an abstention will have the same effect as a negative vote, but "broker non-votes" will have no effect on the outcome of the vote.

    Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may vote those shares in their discretion, depending on the type of proposal involved. The Company believes that, in accordance with New York Stock Exchange rules applicable to such voting by brokers, brokers will have discretionary authority to vote with respect to any shares as to which no instructions are received from beneficial owners with respect to the election of directors and Proposal 3 and will not have discretionary authority with respect to Proposal 2. Shares as to which brokers have not exercised such discretionary authority or received instructions from beneficial owners are considered "broker non-votes."

    Only stockholders of record at the close of business on June 24, 1994 will be entitled to vote at the Meeting or any adjournment or adjournments thereof.

    IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY TO INSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. PLEASE RETURN YOUR EXECUTED PROXY PROMPTLY.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth as of June 24, 1994 the name, address and holdings of the only person (including any "group" as defined in Section 13(d) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than five percent of the Common Stock.

   NAME AND ADDRESS OF       AMOUNT AND NATURE OF     PERCENT OF
     BENEFICIAL OWNER        BENEFICIAL OWNERSHIP       CLASS
- - - --------------------------  -----------------------  ------------
Howard Solomon                   2,652,443 shares(1)        5.8%
 150 East 58th Street
 New York, New York

- - - ------------------------
(1) Includes 2,115,000 shares subject to options exercisable by Mr. Solomon within 60 days from the date hereof, which shares are deemed to be outstanding for purposes of calculating Mr. Solomon's percentage ownership, but not for purposes of calculating any other person's percentage owner-ship.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The by-laws of the Company provide that there shall be three to eleven directors, with such number to be fixed by the Board of Directors. Effective at the time and for the purposes of the Meeting, the number of directors of the Company, as fixed by the Board of Directors pursuant to the by-laws of the Company, is five.

    Unless otherwise specified, each proxy received will be voted for the election as directors of the five nominees named below (each of whom was elected at the 1993 Annual Meeting of Stockholders) to serve until the 1995 Annual Meeting of Stockholders and until his successor shall be duly elected and qualified. Each of the nominees has consented to be named a nominee in the Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with the Company's by-laws.

    The following persons have been nominated as directors:

                                NAME AND PRINCIPAL                                            HAS BEEN A
                              OCCUPATION OR POSITION                                  AGE   DIRECTOR SINCE
- - - -----------------------------------------------------------------------------------   ---   ---------------
Howard Solomon                                                                        66          1964
 President and Chief Executive Officer of the Company since 1977. Mr. Solomon  also serves on the Board of Governors of the American Stock Exchange.
William J. Candee, III                                                                67          1959
 Partner,  Rivkin, Radler & Kremer, Attorneys at Law, since May 1989. For more than five years prior thereto, Mr. Candee served as an Executive Vice President of  the
 Dime Savings Bank, New York.
George S. Cohan                                                                       70          1977
 President,  The George Cohan Company, Inc.  consultants, since June 1989. For more than five years prior  thereto, Mr. Cohan  served as President  of Doremus &  Co.,
 Inc. and its predecessors, an advertising and public relations firm.
Dan L. Goldwasser                                                                     54          1977
 Partner,  Vedder, Price, Kaufman, Kammholz & Day, Attorneys at Law since May 1992.
 For more than five  years prior thereto, Mr.  Goldwasser served as a  shareholder, officer and director of the New York law firm of Solinger Grosz & Goldwasser, P.C.
Joseph M. Schor                                                                       65          1980
 Vice-President -- Scientific Affairs of the Company since 1977.

    Certain information regarding the beneficial ownership of Common Stock by each such director and nominee is set forth below at "Security Ownership of Management."

                       EXECUTIVE OFFICERS OF THE COMPANY

        NAME           AGE         POSITION WITH THE COMPANY
- - - --------------------   ---   --------------------------------------
Howard Solomon         66    President and Chief Executive Officer
Joseph M. Schor        65    Vice-President -- Scientific Affairs
Phillip M. Satow       52    Executive Vice-President -- Marketing
Kenneth E. Goodman     46    Vice-President -- Finance
Ronald F. Albano       51    Vice-President -- Licensing

    See the table of nominees for election as directors for biographical data with respect to Messrs. Solomon and Schor.

    Phillip M. Satow has served as Executive Vice-President -- Marketing of the Company since January 1985.

    Kenneth E. Goodman has served as Vice-President -- Finance of the Company since April 1980.

    Ronald F. Albano was elected Vice-President -- Licensing in May 1990. From November 1987 through April 1990 Dr. Albano was Corporate Vice-President -- Worldwide Licensing and Product Acquisitions of Erbamont, Inc. For approximately nine years prior thereto, he was employed by Sterling Drug, Inc. in various executive capacities.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of shares of Common Stock of the Company as of June 24, 1994 of (i) the Chief Executive Officer and each of the Company's other four most highly compensated executive officers at March 31, 1994, (ii) each director and nominee to serve as a director and (iii) all directors and executive officers of the Company as a group:

                                                     AMOUNT AND NATURE OF     PERCENT
NAME OF BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP    OF CLASS
- - - --------------------------------------------------   --------------------    ---------
Howard Solomon....................................           2,652,443(1)         5.8%
William J. Candee, III............................              25,708(2)        *
George S. Cohan...................................              30,000(3)        *
Dan L. Goldwasser.................................              27,370(4)        *
Joseph M. Schor...................................             522,181(5)         1.2%
Phillip M. Satow..................................             537,500(6)         1.2%
Kenneth E. Goodman................................             502,500(7)         1.1%
Ronald F. Albano..................................              20,250(8)        *
All directors and executive officers as a group...           4,319,952(9)         9.1%

- - - ------------------------
 *   less than 1%

(1) Includes 2,115,000 shares subject to options exercisable within 60 days of the date hereof.

(2) Includes 24,000 shares subject to options exercisable within 60 days of the date hereof.

(3) Includes 21,000 shares subject to options exercisable within 60 days of the date hereof.

(4) Includes 26,000 shares subject to options exercisable within 60 days of the date hereof. Does not include 1,300 shares owned by Mr. Goldwasser's wife as to which shares Mr. Goldwasser disclaims beneficial ownership.

(5) Includes 494,778 shares subject to options which are exercisable within 60 days of the date hereof.

(6) Includes 515,000 shares subject to options exercisable within 60 days of the date hereof. Also includes 21,000 shares held in trusts, of which Mr. Satow is a trustee, for the benefit of Mr. Satow's children.

(7) Includes 479,778 shares subject to options exercisable within 60 days of the date hereof.

(8) Comprised of 20,250 shares subject to options exercisable within 60 days of the date hereof.

(9) Includes 3,695,806 shares subject to options exercisable within 60 days of the date hereof.

                             EXECUTIVE COMPENSATION

    The following table sets forth, for the fiscal years ended March 31, 1994, 1993 and 1992, compensation paid by the Company to the Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company during fiscal year 1994, including salary, bonuses, stock options and certain other compensation:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                   COMPENSATION (1)
                               ANNUAL COMPENSATION                                      AWARDS
- - - ---------------------------------------------------------------------------------  ----------------       ALL OTHER
         NAME AND PRINCIPAL POSITION              YEAR     SALARY ($)  BONUS ($)     OPTIONS/(#)     COMPENSATION ($)(2)
- - - ----------------------------------------------  ---------  ---------  -----------  ----------------  -------------------
Howard Solomon,                                      1994    518,140      60,000          100,000            26,908
 President and Chief Executive Officer               1993    482,885      60,000          100,000             5,707
                                                     1992    421,539      60,000                0             4,342
Joseph M. Schor,                                     1994    368,378      50,000           50,000            26,249
 Vice President -- Scientific Affairs                1993    341,875      50,000           50,000             5,707
                                                     1992    296,154      50,000                0             4,342
Phillip M. Satow,                                    1994    368,378      50,000           50,000            25,810
 Executive Vice President -- Marketing               1993    341,875      50,000           50,000             5,707
                                                     1992    296,154      50,000                0             4,342
Kenneth E. Goodman,                                  1994    339,378      50,000           50,000            25,592
 Vice President -- Finance                           1993    312,206      50,000           50,000             5,707
                                                     1992    267,155      50,000                0             4,342
Ronald F. Albano,                                    1994    201,252      25,000                0            22,916
 Vice President -- Licensing                         1993    189,814      25,000           15,000             5,707
                                                     1992    168,809      20,000                0             4,342

- - - ------------------------
(1) The Company has no long term incentive compensation plan other than its several Employee Stock Option Plans described herein and various individually granted options. The Company does not award stock appreciation rights, restricted stock awards or long term incentive plan pay-outs.

(2) Consists solely of compensation credited to such executive officers pursuant to the Forest Laboratories, Inc. Savings and Profit Sharing Plan (the "Plan"), which covers employees of the Company and certain of its subsidiaries. Under the Plan, all regular employees of the Company and certain subsidiaries who are employed for at least six months prior to the Plan year end become participants of the Plan. Contributions, which are made at the discretion of the Company's Board of Directors, may not exceed 25 percent of the individual Plan participant's gross salary (up to a maximum salary of $150,000 in 1994 and $80,000 in each of 1993 and 1992), including allocated forfeitures for the Plan year. Plan participants vest over a period of 3 to 7 years of credited service. The Company did not pay or provide other forms of annual compensation (such as perquisites) to any of the named executive officers having a value exceeding the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officers.

OPTIONS GRANTED IN FISCAL 1994

    The following information is furnished for the fiscal year ended March 31, 1994 with respect to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for stock options granted during such fiscal year. Stock options were granted without tandem stock appreciation rights.

                                                                                               POTENTIAL REALIZABLE
                                                                                                      VALUE
                                                                                             AT ASSUMED ANNUAL RATES
                                                                                                        OF
                                              % OF TOTAL                                     STOCK PRICE APPRECIATION
                                            OPTIONS GRANTED                                            FOR
                                OPTIONS      TO EMPLOYEES     EXERCISE PRICE                    OPTION TERM($)(2)
                              GRANTED(1)     DURING FISCAL      PER SHARE      EXPIRATION    ------------------------
NAME                              (#)            YEAR             ($/S)           DATE           5%           10%
- - - ----------------------------  -----------  -----------------  --------------  -------------  -----------  -----------
Howard Solomon..............     100,000          23.33           44.5000        12/17/2003    2,798,581    7,092,154
Joseph M. Schor.............      50,000          11.66           44.5000        12/17/2003    1,399,291    3,546,077
Phillip M. Satow............      50,000          11.66           44.5000        12/17/2003    1,399,291    3,546,077
Kenneth E. Goodman..........      50,000          11.66           44.5000        12/17/2003    1,399,291    3,546,077
Ronald F. Albano............

- - - ------------------------
(1) All such options granted to such officers have a term of 10 years and were granted under the Company's 1990 Employee Stock Option Plan. The exercise price per share of such options was the market value per share on the date of grant. The options are subject to vesting as follows: 15% of the total shares covered by each option vests on each of the first four anniversaries of the date of grant and the remaining 40% vests from and after the fifth anniversary of such date of grant.
(2) Represents the potential value of the options granted at assumed 5% and 10% rates of compounded annual stock price appreciation from the date of grant of such options. The increase in shareholders equity to all shareholders of the Company measured over the same period at the same assumed rates of appreciation and based upon the market price for the Common Stock on the date such options were granted would be $1,220,000,000 and $3,092,000,000, respectively.

AGGREGATED OPTION EXERCISES IN FISCAL 1994 AND FISCAL YEAR END OPTION VALUES

    The following information is furnished for the fiscal year ended March 31, 1994 with respect to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for stock option exercises during such fiscal year.

                                                                                                      VALUE OF
                                                                                                    UNEXERCISED
                                                                NUMBER OF UNEXERCISED               IN THE MONEY
                                   SHARES                       OPTIONS AT 3/31/94 (#)         OPTIONS AT 3/31/94 ($)
                                  ACQUIRED         VALUE     ----------------------------  ------------------------------
NAME                           ON EXERCISE (#)  REALIZED ($) EXERCISABLE  NON-EXERCISABLE   EXERCISABLE   NON-EXERCISABLE
- - - -----------------------------  ---------------  -----------  -----------  ---------------  -------------  ---------------
Howard Solomon...............        --             --         2,115,000        185,000       53,392,190          5,311
Joseph M. Schor..............        --             --           494,778         92,500       11,855,619          2,655
Phillip M. Satow.............        --             --           515,000         92,500       12,725,214          2,655
Kenneth E. Goodman...........        --             --           479,778         92,500       11,291,199          2,655
Ronald F. Albano.............        --             --            15,750         29,250          309,372        378,747

BENEFITS AGREEMENTS

    On December 1, 1989 the Board of Directors adopted a policy of granting certain medical insurance benefits to senior corporate executive officers and their spouses upon the completion of 10 years of service by such senior officers. The benefit would be provided to such executives and their spouses for their lifetimes following the termination of such executive's employment with the Company, and would be equivalent to the medical insurance benefits provided to such executives as of the date of their termination or as of December 1, 1989, if more favorable. The benefit need not be provided to the extent and for any time that the executive obtained comparable insurance from a subsequent employer. A more limited benefit was granted to certain key corporate executives who had served in their positions for more than five years. Such benefit provides that the Company would reimburse such executive and his or her spouse following the executive's termination of employment by the Company for the cost of obtaining health insurance providing comparable coverage to that obtaining as of December 1, 1989 or at the time of the executive's termination of employment, if more favorable. Such benefit would not be provided to the extent and for any time that such executive obtained comparable insurance coverage from a subsequent employer. The Company entered into formal written benefits agreements with each of Messrs. Solomon, Schor and Goodman granting the 10 year service benefit and with Mr. Satow granting the 5 year service benefit.

    Effective March 31, 1994, the Company entered into "split dollar" life insurance benefit agreements with each of Messrs. Solomon, Schor, Satow and Goodman. Each of these agreements provides that the Company will pay the premiums on a life insurance policy owned by and for the benefit of the executive. Upon the death of the executive (or other realization by the executive upon the principal amount of the policy), proceeds of the life insurance policy will be applied to repay the Company for all premiums paid on behalf of the executive. The Company is obligated to continue to pay premiums under these agreements until the covered life insurance policies are paid in full, notwithstanding the termination of the executive's employment with the Company. The Company is further obligated to pay all such premiums in a lump sum in the event the Company undergoes a "change in control."

STOCK OPTIONS

    The Company's 1985, 1988 and 1990 Employee Stock Option Plans (the "Plans") provide that options may be granted to purchase shares of Common Stock at a price per share fixed by the Board of Directors, provided that, in the case of incentive stock options, such price may not be less than fair market value on the date of the option grant. All employees of the Company and its subsidiaries are eligible to receive options under the Plans.

    The Plans provide that the Board of Directors may determine the employees to whom options are to be granted and the number of shares subject to each option. The purchase price for shares must be paid in cash or by the tender of shares of Common Stock having a fair market value, as determined by the Board, equal to the option exercise price.

    The non-employee directors of the Company participate in the Amended Directors' Stock Option Plan (the "Directors' Plan") under which an initial grant of options covering 10,000 shares of Common Stock each were granted to each of the Company's non-employee directors at an exercise price of $9.90625 per share (being the average price for the Common Stock on the American Stock Exchange on August 15, 1988, the date of stockholder approval of the Directors'
Plan) and pursuant to which an initial grant of options (having an exercise price equal to average price of the Common Stock on the date of grant) covering 14,000 shares of Common Stock will automatically be granted to persons who become non-employee directors from and after the adoption of the Directors' Plan. The Directors' Plan expires on June 9, 1998 and options granted thereunder have a term of 10 years (but in no event more than three months following the optionee's ceasing to serve as a member of the Company's Board of Directors). Twenty-five percent of the options granted under the Directors' Plan become exercisable on the date of grant and on each anniversary of such date until all such options are exercisable.

    The Directors' Plan further provides for the automatic annual grant to each of the Company's non-employee directors of options to purchase 2,000 shares of Common Stock on the date of their annual election or re-election by the Company's shareholders. Each such option grant will be at an exercise price equal to the average price of the Common Stock on the American Stock Exchange on the date of grant and will become exercisable six months after the date of option grant. Each such option shall have a term of 10 years from the date of grant (but in no event more than three months following the optionee's ceasing to serve as a member of the Company's Board of Directors).

DIRECTORS' COMPENSATION

    In addition to automatic annual option grants under the Directors' Plan, each non-employee director of the Company received $22,500 for their services as director during the fiscal year ended March 31, 1994, except Mr. Candee who received $25,000 for his services as director and the Company's secretary and Chairman of the Audit Committee.

                           COMMITTEES; BOARD MEETINGS

    The Company has an audit committee composed of Messrs. Candee and Goldwasser. During the fiscal year ended March 31, 1994, the audit committee met on two occasions for the purpose of (i) approving the selection of the Company's independent auditors; (ii) reviewing the arrangements and scope of the audit; and (iii) reviewing the Company's internal accounting procedures and controls and recommendations of the Company's auditors.

    The Company does not have a nominating or compensation committee.

    The Board of Directors of the Company held four meetings during the fiscal year ended March 31, 1994 and no incumbent director attended fewer than 75% of the aggregate of such meetings and the number of meetings of each committee of which he is a member.

                        REPORT ON EXECUTIVE COMPENSATION
                           BY THE BOARD OF DIRECTORS
                         AND THE STOCK OPTION COMMITTEE

COMPENSATION POLICY

    The Company's Board of Directors (the "Board") is responsible for setting and administering the policies which govern annual executive salaries, raises and bonuses and the award of stock options (in the case of options to be granted under the Company's Employee Stock Option Plans, such responsibility is limited to the recommendation of awards to the Company's Stock Option Committee). The Board is currently composed of five members, three of whom are non-employee directors and two of whom, Messrs. Solomon and Schor, are, respectively, the President and Chief Executive Officer and Vice President -- Scientific Affairs of the Company. In addition, the three non-employee directors serve as a Stock Option Committee which administers the granting of options under the Company's Employee Stock Option Plans, including the award of options to the Company's executive officers.

    The policy of the Board of Directors is to provide compensation to the Chief Executive Officer and the Company's other executive officers reflecting the contribution of such executives to the Company's growth in sales and earnings, the implementation of strategic plans consistent with the long term growth objectives of the Company and the enhancement of shareholder value as reflected in the growth of the Company's market capitalization. Contributions to specific Company objectives, including the development and acquisition of new product opportunities, the progress of clinical and other studies and development activities required to bring new ethical pharmaceutical products to market and the successful marketing of the Company's principal products are evaluated in setting compensation policy. Growth in sales and earnings as well as the market capitalization relative to other companies in the industry are the primary factors in consideration of compensation at the senior executive levels. In addition, in order to assure the Company's ability to attract and retain managerial talent, an attempt is made to keep compensation competitive with compensation offered by other companies of comparable size and performance. The Company believes that compensation for its executives generally corresponds to the mean compensation offered by companies which the Board of Directors believe compete with the Company for executive talent. Executive compensation decisions have traditionally been made on a calendar year basis.

    Long term incentive compensation policy consists exclusively of the award of stock options under the Company's Employee Stock Option Plans and individual option grants, which serve to identify the reward for executive performance with increases in value created for shareholders.

COMPANY PERFORMANCE AND CEO COMPENSATION

    Executive compensation for the fiscal year ended March 31, 1994 consisted of base salary, an annual bonus and the award of stock options by the Stock Option Committee as indicated at "Options Granted in Fiscal 1994." The Board of Directors met in December 1993 to review executive compensation for the calendar year commencing January 1, 1994. The Board had requested, and management had prepared, data relating to operating and financial goals and achievements (and specifically relating to sales growth, earnings growth, the progress of various clinical development programs and the in-licensing and acquisition of products and product development opportunities and the Company's market capitalization). In addition, the Board requested information concerning CEO compensation at other pharmaceutical companies (many of which are far larger than the Company in terms of sales and earnings).

    The Board noted that for the six months ended September 30, 1993, the Company's sales grew by more than 19.5% over the comparable period of the prior year and earnings grew 24.6% over the earnings for the comparable period of the prior year. The Board noted that sales and earnings for the remainder of the fiscal year were expected to grow by at least the same rate as experienced during the first six months of fiscal 1994.

    The Board further noted the achievement of the following strategic objectives during calendar year 1993: approval by the United States Food and Drug Administration of the marketing by the Company of Flumadine-R-, an antiviral product used in the treatment and prophylaxis of influenza A and the successful launch of such product, the entering into of license and development arrangements for a prostaglandin pessary (a product to enhance cervical ripening during childbirth) and the continued progress of clinical studies for the Company's Monurol-R-, Synapton-TM- and Infasurf-R- products. The Board further noted the continued growth in sales and market share enjoyed by the Company's Aerobid-R-, Lorcet-R- and Esgic-R- products. Finally, the Board noted the continuing expansion of the Company's facilities, including new facilities in St. Louis, progress in the construction of new facilities in Cincinnati and the Republic of Ireland and the successful negotiation for a new office, packaging and distribution facility on Long Island.

    In addition, the Board further noted that during calendar year 1993, the market price of the Common Stock had increased by 11.8%.

    The Board considered the foregoing factors with particular emphasis upon the growth in sales and earnings and the Company's market capitalization and concluded that the achievement of the objectives described above justified the recommended increases in compensation being proposed for each of the CEO and the next four most highly compensated executive officers of the Company.

    Based upon the foregoing, the Board approved a salary increase and annual bonus for Mr. Solomon of $50,000 and $60,000, respectively, representing an overall increase in cash compensation of 5.8% over such compensation for the previous year.

    During fiscal 1994, the Stock Option Committee awarded stock options to Mr. Solomon and the other executive officers named in the table set forth at "Options Granted in Fiscal 1994" in the amounts set forth therein. The Stock Option Committee determined to continue the Company's long-standing policy of utilizing the award of stock options (which provide value to the executive over time as growth in the market price of the Company's shares reflects the successful achievement of the Company's business objectives) to identify the success of the Company's executives with the growth in equity value to the Company's shareholders. The size of the awards made were determined based upon the level of management responsibility of the various executive officers, their respective contribution to the achievement of the performance objectives described above and the Committee's view of an appropriate equity position to be maintained by the Company's executive officers in light of the Company's market capitalization.

                                          THE BOARD OF DIRECTORS

                                          Howard Solomon
                                          Joseph M. Schor
                                          George S. Cohan*
                                          William J. Candee, III*
                                          Dan L. Goldwasser*
- - - ------------------------
*  Stock Option Committee Member.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Each of Howard Solomon, the Company's President and Chief Executive Officer, and Joseph M. Schor, the Company's Vice President-Scientific Affairs, are members of the Board and participated in deliberations concerning executive compensation. Both abstained from voting with respect to their own compensation.

                               PERFORMANCE GRAPH

    The graph below compares the cumulative total shareholder return on the Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poors Health Care Drugs Index and the Standard & Poors MIDCAP 400 Index over the same period (assuming the investment of $100 in the Common Stock, the S&P Health Care Drugs Index and the S&P MIDCAP 400 on March 31, 1989, and the reinvestment of all dividends).

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           AMONG FOREST LABORATORIES, INC., THE S&P MIDCAP 400 INDEX
                      AND THE S&P HEALTH CARE DRUGS INDEX

                                        1989         1990         1991         1992         1993         1994
                                     -----------  -----------  -----------  -----------  -----------  -----------
Forest Laboratories, Inc...........  $   100,000  $   129,000  $   259,000  $   219,000  $   213,000  $   277,000
S&P Midcap 400.....................      100,000      120,000      144,000      175,000      204,000      216,000
S&P Health Care Drugs..............      100,000      125,000      182,000      221,000      171,000      157,000

- - - ------------------------
* $100 invested on March 31, 1989 in stock or index including reinvestment of dividends.

     Fiscal year ending March 31.

                                   PROPOSAL 2
                        1994 EMPLOYEE STOCK OPTION PLAN

    The Board of Directors has adopted, subject to stockholder approval, and recommends the adoption of the proposed 1994 Employee Stock Option Plan ("1994 Plan"), under which options may be granted for an aggregate of 2,500,000 shares of Common Stock prior to May 13, 2004. All of the Company's approximately 1,250 employees are eligible to participate in the 1994 Plan.

    The Board of Directors believes that the Company's traditional policy of providing employees with options (and thereby additional incentive and proprietary interest in the Company's success) has been a material factor in the Company's ability to attract, retain and motivate managerial and professional personnel. As of the date of this Proxy Statement, more than 540 of the Company's approximately 1,250 employees hold options granted under the Company's previously adopted Plans. Only an aggregate of 352,681 shares remain available for grant under such previously adopted Plans. The Board of Directors believes that the adoption of the 1994 Plan will enable the Company to continue the Company's policy of offering a competitive compensation package which includes, as a significant element, stock option based compensation which strongly identifies the employee's personal financial success with the success of the Company as a whole. The Company is also of the opinion that affording the Board of Directors the right to determine the employees to be granted options and the number of shares as to which options will be granted, will permit the Board of Directors to take into account various factors as well as special circumstances with respect to attracting and retaining particular persons, in making its decision regarding the grant of options.

    In addition to the options which would be available for grant under the 1994 Plan, options covering 648 shares, 3,660 shares and 348,373 shares remain available for grant under the Company's 1985 Plan, 1988 Plan and 1990 Plan respectively. Stock options are outstanding for 65,900 shares, 606,782 shares, 1,615,376 shares, 1,635,185 shares and 2,200 shares of Common Stock, respectively, under the 1982 Plan, the 1985 Plan, the 1988 Plan, the 1990 Plan and the Amended Non-Qualified Plan.

    The following description of the 1994 Plan is qualified in its entirety by reference to such Plan, a copy of which is attached to this Proxy Statement as Exhibit A and is incorporated by reference herein. Attention is particularly directed to the description thereof in the prices, expiration dates and other material conditions upon which the options may be granted and exercised.

    The 1994 Plan provides, among other things, that options may be granted to purchase shares of Common Stock at a price per share fixed by a committee (the "Committee") composed of the non-employee members of the Board of Directors and, in the case of an incentive stock option (ISO), at not less than the fair market value of the applicable class of the Company's Common Stock on the date of option grant (110% of such fair market value in the case of optionees holding 10% or more of the combined voting rights of the Company's securities). The Committee may determine the employees to whom options are to be granted and the number of shares subject to each option. Options may be exercised by the payment in full in cash or by the tendering of shares of Common Stock having a fair market value, as determined by the Committee, equal to the option exercise price. The 1994 Plan provides that the number of shares of Common Stock for which any employee may be granted options during any twelve month period may not exceed 300,000 (except that such number shall be 600,000 for the first twelve-month period following the hiring by the Company of a new employee with respect to options granted to such employee).

    The principal federal income tax consequences of the issuance and granting of options will be as follows:

        (a) Incentive Stock Options, as defined by Section 422 of the Internal Revenue Code of 1986: Although an individual can receive an unlimited number of ISO's during any calendar year, the aggregate fair market value (determined at the time of option grant) of the stock with respect to which ISO's first become exercisable during any calendar year (under all of the Company's Plans) cannot exceed $100,000. For purposes of computing an optionee's regular tax liability, an optionee will not realize taxable income for federal income tax purposes upon the grant or exercise of an ISO and the Company will not be entitled to a deduction in connection with the grant or the exercise of the option.

        Provided that the optionee does not dispose of the shares acquired upon the exercise of an ISO within two years from the date of grant or within one year from the date of exercise, the net gain realized on the sale or other taxable disposition of the shares is subject to tax at capital gains tax rates. If the optionee disposes of the shares within the two year or one year periods mentioned above, if Common Stock acquired pursuant to the exercise of an ISO is disposed of within the two year or one year periods mentioned above, any gain realized by the optionee generally will be taxable at the time of such disposition as (i) ordinary income to the extent of the difference between the exercise price and the lesser of (a) the fair market value of the Common Stock on the date the ISO is exercised, or (b) the amount realized on such disposition, and (ii) short-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the Common Stock on the date the ISO is exercised. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time such income is recognized. The Company will be required to satisfy the applicable withholding requirements in order to be entitled to a tax deduction.

        Payment for Common Stock upon the exercise of an ISO may, at the discretion of the Committee, be made in whole or in part with other shares of Common Stock which have been held by the optionee for a period of at least six months. In such a case, if an optionee uses stock acquired pursuant to the exercise of any ISO to acquire other stock in connection with the exercise of an ISO, it may result in ordinary income if the stock so used has not met the two-year and one-year periods referred to above.

        (b) Non-ISO's: There is no limit (subject to the limit contained in the Plan and described above with respect to the maximum number of options which may be granted to an employee) on the aggregate fair market value of stock covered by options which do not qualify as ISO's which may be granted to an individual in any year or on the aggregate fair market value of non-ISO's which first become exercisable in any year. Generally, no taxable income will be recognized by the employee and no deduction will be allowed to the Company upon the grant of a non-ISO. Upon the exercise of a non-ISO the optionee will realize an amount of ordinary income equal to the excess of the fair market value of the shares at the time of exercise over the option price (even though the optionee will have received no cash), and the Company will be entitled to a deduction in the same amount. Any difference between the higher of such market value or exercise price and the price at which the optionee may subsequently sell the shares will be treated as a short-term or long-term capital gain or loss.

        (c) Limitations on the Company's compensation deduction: Beginning in the current fiscal year, Section 162(m) of the Internal Revenue Code of 1986 will limit the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria. To date, only proposed (and not final) Treasury Regulations have been issued with respect to Section 162(m) of the Code. Although the Company intends that the 1994 Plan will satisfy the requirements that option grants thereunder be considered performance-based for purposes of Section 162(m) of the Code, there can be no assurance such awards will satisfy such requirements.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE 1994 PLAN.

                                   PROPOSAL 3
                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

    The firm of BDO Seidman has audited the financial statements of the Company for each of the three fiscal years ended March 31, 1994. The Board of Directors desires to continue the services of BDO Seidman for the current fiscal year ending March 31, 1995. Accordingly, the Board of Directors will recommend to the Meeting that the stockholders ratify the appointment by the Board of Directors of the firm of BDO Seidman to audit the financial statements of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting, shall have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    THE  BOARD   RECOMMENDS   THAT   STOCKHOLDERS   VOTE   IN   FAVOR   OF   THE
APPOINTMENT OF BDO SEIDMAN.

                                 MISCELLANEOUS

ANNUAL REPORT

    The   Company's  1994  Annual   Report  is  being   mailed  to  stockholders
contemporaneously with this Proxy Statement.

FORM 10-K

    UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED MARCH 31, 1994. REQUESTS SHOULD BE MAILED TO CORPORATE SECRETARY, FOREST LABORATORIES, INC., 150 EAST 58TH STREET, NEW YORK, NEW YORK 10155-0015.

COST OF SOLICITATION

    The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in doing so. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company and a commercial proxy solicitation firm may be engaged to assist in the solicitation of proxies. Whether either measure will be necessary depends entirely upon how promptly proxies are received. No outside proxy solicitation firm has been selected or employed by the Company in respect of the Meeting as of the date of this Proxy Statement, and the Company is unable to estimate the costs to it of any such services.

PROPOSALS OF SECURITY HOLDERS

    Proposals of security holders to be presented at the 1995 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than March 2, 1995.

    Stockholders are urged to send in their proxies without delay.

                                          WILLIAM J. CANDEE, III,
                                          SECRETARY

Dated: June 30, 1994

                                                                       EXHIBIT A

                        1994 EMPLOYEE STOCK OPTION PLAN
                                       OF
                           FOREST LABORATORIES, INC.

    1. THE PLAN. This 1994 Employee Stock Option Plan (the "Plan") is intended to encourage ownership of stock of Forest Laboratories, Inc. (the "Corporation") by specified employees of the Corporation and its subsidiaries and to provide additional incentive for them to promote the success of the business of the Corporation.

    2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 14 hereof, the total number of shares of Common Stock, par value $.10 per share, of the Corporation (the "Stock") which may be issued pursuant to Incentive Stock Options (as hereinafter defined) and non-Incentive Stock Options granted under the Plan (the "Options") shall be 2,500,000. Such shares of Stock may be in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the "Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for Options under the Plan.

    3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee (the "Committee") composed of the non-employee members of the Board which shall have plenary authority, in its discretion, to determine the employees of the Corporation and its subsidiaries to whom Options shall be granted ("Optionees"), the number of shares to be subject to each Option (subject to the provisions of Paragraph 2) and the terms of each Option. The Board shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable. The interpretation and construction by the Board of any provisions of the Plan or of any Option granted thereunder shall be final and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder by the Committee.

    4. EMPLOYEES ELIGIBLE FOR OPTIONS. All employees of the Corporation or its subsidiaries shall be eligible for Options. In making the determination as to employees to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purpose of the Plan.

    5. TERM OF THE PLAN. The Plan shall terminate on, and no Options shall be granted after May 13, 2004 provided that the Committee may at any time terminate the Plan prior thereto.

    6. MAXIMUM OPTION GRANT. With respect to Options which are intended to qualify as Incentive Stock Options, the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which ISO's granted to any employee (whether under this Plan or under any other stock option plan of the Corporation) become exercisable for the first time in any calendar year may not exceed $100,000. The number of shares of Stock for which any employee may be granted Options under the Plan during any twelve-month period shall not exceed 300,000 (except that such number shall be 600,000 for the first twelve-month period following the hiring by the Corporation of a new employee with respect to Options granted to such employee).

    7. OPTION PRICE. Each Option shall state the option price, which shall be, in the case of Incentive Stock Options, not less than 100% of the fair market value of the Stock on the date of the granting of the Option, nor less than 110% in the case of an Incentive Stock Option granted to an individual who, at the time the Option is granted, is a 10% Holder (as hereinafter defined). The fair market value of shares of Stock shall be determined by the Board and shall be the mean between the high and low prices of the Stock on the American Stock Exchange on the date of the granting of the Option.

    8. TERM OF OPTIONS. The term of each Option shall be for a maximum of ten years from the date of granting thereof, and a maximum of five years in the case of an Incentive Stock Option granted to a 10% Holder, but may be for a lesser period or be subject to earlier termination as hereinafter provided.

    9. EXERCISE OF OPTIONS. An Option may be exercised from time to time as to any part or all of the Stock to which the Optionee shall then be entitled, provided, however, that an Option may not be exercised (a) as to less than 100 shares at any time (or for the remaining shares then purchasable under the Option, if less than 100 shares), (b) prior to the expiration of at least six months from the date of grant except in case of the death or disability of the Optionee and (c) unless the Optionee shall have been in the continuous employ of the Corporation or its subsidiaries from the date of the granting of the Option to the date of its exercise, except as provided in Paragraphs 12 and 13. The purchase price of the Stock issuable upon exercise of an Option shall be paid in full at the time of the exercise thereof (i) in cash or (ii) by the transfer to the Corporation of shares of its Stock with a fair market value (as determined by the Committee) equal to the purchase price of the Stock issuable upon exercise of such Option, provided that such shares have been beneficially owned by the Optionee for at least six months. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.

    10. NON-TRANSFERABILITY OF OPTIONS. Except as provided in the following sentence, an Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the employee only by him or his guardian or legal representative. The Committee shall have discretionary authority to grant Options which will be transferable to members of an Optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. A transferred Option would be subject to all of the same terms and conditions as if such Option had not been transferred.

    11. FORM OF OPTIONS. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall clearly identify the status of the Options granted thereunder (i.e., whether an Incentive Stock Option or non-Incentive Stock Option) and which shall be in such form as the Committee shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

    12. TERMINATION OF EMPLOYMENT. In the event that the employment of an Optionee shall be terminated (otherwise by reason of death), such Option shall be exercisable (to the extent that such Option was exercisable at the time of termination of his employment) at any time prior to the expiration of a period of time not exceeding three months after such termination, but not more than ten years (five years in the case of an Incentive Stock Option granted to a 10% Holder) after the date on which such Option shall have been granted. Nothing in the Plan or in the Option Agreement shall confer upon the Optionee any right to be continued in the employ of the Corporation or its subsidiaries or interfere in any way with the right of the Corporation or any subsidiary to terminate or otherwise modify the terms of Optionee's employment, provided, however, that a change in Optionee's duties or position shall not affect such Optionee's Option so long as such Optionee is still an employee of the Corporation or its subsidiaries.

    13. DEATH OF OPTIONEE. In the event of the death of an Optionee, any unexercised portion of this Option shall be exercisable (to the extent that such Option was exercisable at the time of his death) at any time prior to the expiration of a period not exceeding three months after his death but not more than ten years (five years in the case of an Incentive Stock Option granted to a 10% Holder) after the date on which such Option shall have been granted and only by such person or persons to whom such deceased Optionee's rights shall pass under such Optionee's will or by the laws of descent and distribution.

    14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, splitups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder and the maximum number of shares as to which Options may be granted to an employee shall be correspondingly adjusted, to the end that the Optionee's proportionate interest in the Corporation, any successor thereto or in the cash, assets or other securities into which shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Stock" from and after the occurrence of such event shall be deemed for all purposes of this Plan to refer to such other class of shares or securities issuable upon the exercise of Options granted pursuant hereto.

    15. SHAREHOLDER AND STOCK EXCHANGE APPROVAL. This Plan is subject to and no Options shall be exercisable hereunder until after (i) the approval by the holders of a majority of the Stock of the Corporation voting at a duly held meeting of the stockholders of the Corporation within twelve months after the date of the adoption of the Plan by the Board and (ii) the approval by the American Stock Exchange, Inc. of a listing application covering the shares of Stock covered by this Plan.

    16. AMENDMENT OF THE PLAN. The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the outstanding Stock of the Corporation present or represented at a meeting duly held in accordance with the applicable laws of the Corporation's jurisdiction of incorporation and entitled to vote at a meeting of stockholders or by the written consent of stockholders owning stock representing a majority of the votes of the corporation's outstanding stock, (i) increase the maximum number of shares which in the aggregate are subject to Options under the Plan (except as provided by Paragraph 14), (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) reduce the Option price, in the case of Incentive Stock Options below 100% (110% in the case of an Incentive Stock Option granted to a 10% Holder) of the fair market value of the Stock issuable upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof, (iv) increase the maximum number of shares of Stock for which any employee may be granted Options under the Plan pursuant to Paragraph 6, (v) materially increase the benefits accruing to participants under the Plan, (vi) modify the requirements as to eligibility for participation in the Plan, or
(vii) with respect to options which are Incentive Stock Options amend the plan in any respect which would cause such options to no longer qualify for Incentive Stock Option treatment pursuant to the Internal Revenue Code; provided, however, that none of the provisions referred to in Section (c)(2)(ii) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, may be amended more frequently than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

    17. TAXES. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionees upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

    18. CODE REFERENCES AND DEFINITIONS. Whenever reference is made in this Plan to a section of the Internal Revenue Code, the reference shall be to said section as it is now in force or as it may hereafter be amended by any amendment which is applicable to this Plan. The term "subsidiary" shall have the meaning given to the term "subsidiary corporation" by Section 425(f) of the Internal Revenue Code. The terms "Incentive Stock Option" and "ISO" shall have the meanings given to them by Section 422 of the Internal Revenue Code. The term "10% Holder" shall mean any person who, for purposes of Section 422 of the Internal Revenue Code owns more than 10% of the total combined voting power of all classes of stock of the employer corporation or of any subsidiary corporation.

FOREST LABORATORIES, INC.

Proxy -- For the Annual Meeting of Stockholders -- August 15, 1994

  The undersigned stockholder of FOREST LABORATORIES, INC., revoking any previous proxy for such stock, hereby appoints Howard Solomon and Kenneth E. Goodman, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Common Stock of FOREST LABORATORIES, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 15, 1994 at 10:30 a.m. at Chemical Bank, 270 Park Avenue, New York, New York, and any adjournments thereof on all matters coming before said meeting.

  In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which this proxy is given FOR each of the proposals set forth on this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The Board of Directors recommends a Vote FOR each of the proposals.

(continued on reverse side)

See Reverse Side

PLEASE MARK YOUR CHOICES LIKE THIS

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ACCOUNT NUMBER

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COMMON


Item 1. Election of a Board of five Directors:

Howard Solomon, William J. Candee, III, George S. Cohan, Dan L. Goldwasser and Joseph M. Schor

FOR ALL          WITHHOLD
NOMINEES         AUTHORITY

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line provided below.)

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Item 2. Approval of the 1994 Employee Stock Option Plan

FOR        AGAINST        ABSTAIN

Item 3. Ratification of BDO Seidman as Accountants

Please sign here exactly as your name(s) appear(s) on this proxy. If signing for an estate, trust or corporation, title or capacity should be used. If shares are held jointly, each holder should sign. If a partnership, sign in partnership name by authorized person.

Dated
     -------------------------------------------------

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                       Signature

- - - ------------------------------------------------------
                       Signature

PLEASE SIGN, DATE AND MAIL IN THE ENVELOPE PROVIDED